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                                                                      EXHIBIT 21

                                 TO FORM 10-K OF
                           SEA PINES ASSOCIATES, INC.

                   Subsidiaries of Sea Pines Associates, Inc.

         Sea Pines Company, Inc., a South Carolina corporation, a wholly owned and the only subsidiary of Sea Pines Associates, Inc. The active subsidiaries of Sea Pines Company, Inc. are:

         (a) Sea Pines Real Estate Company, Inc., a South Carolina corporation doing business as Sea Pines Real Estate Company.

         (b) Sea Pines Senior Living Center, Inc., a South Carolina corporation.

         (c) Sea Pines Forest Preserve Conservation Association, Inc., a Delaware corporation.

         (d)      Lighthouse Realty, Inc., a South Carolina corporation.

         (e)      The Hilton Head Company, Inc., a South Carolina corporation.

         (f)      Sea Pines/TidePointe, Inc., a South Carolina corporation.

         (g)      Fifth Golf Course Club, Inc., a Delaware corporation.